Exhibit 99.02

                        MBNA AMERICA BANK, NATIONAL ASSOCIATION

                          MBNA CREDIT CARD MASTER NOTE TRUST


         The undersigned, a duly authorized representative of MBNA America Bank, National Association ("MBNA"), pursuant to the Indenture (the "Indenture") dated as of May 24, 2001 by and between MBNA Credit Card Master Note Trust, as Issuer (the "Issuer") and The Bank of New York, as Indenture Trustee (the "Indenture Trustee"), does hereby certify that:

         1.  MBNA is Beneficiary under the Indenture.

         2. The undersigned, an Issuer Authorized Officer authorized to act on behalf of the Issuer, is required pursuant to the Indenture to execute and deliver this statement to the Indenture Trustee.

         3. This statement is delivered pursuant to Section 1104 of the Indenture.

         4. A review of the activities of the Issuer for the twelve-month period ended June 30, 2005 and of the Issuer's performance under the Indenture and under the terms of the Notes was conducted under my supervision.

         5. Based on such review, the Issuer has, to my knowledge, complied in all material aspects with all conditions and covenants under the Indenture throughout such review period and no material default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 6 below.

         6. The following is a description of each material default in the performance of the Issuer's obligations under the provisions of the Indenture known to the undersigned to have been made during such review period which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Issuer, if any, to remedy each such default and (iii) the current status of each such default:

                                           "None"


         IN WITNESS WHEREOF, the undersigned has duly executed this statement this 15th day of August 2005.


                                         /s/Douglas O. Hart
                                         Name:  Douglas O. Hart
                                         Title: Senior Executive Vice President


                          ANNUAL SERVICER'S CERTIFICATE

                             MBNA AMERICA BANK, N.A.

                        MBNA MASTER CREDIT CARD TRUST II


         The undersigned, a duly authorized representative of MBNA America Bank, N.A. (the "Bank"), as Servicer pursuant to the Pooling and Servicing Agreement dated as of August 4, 1994 (the "Pooling and Servicing Agreement") by and between the Bank and The Bank of New York, as trustee, (the "Trustee") does hereby certify that:

         1.  The Bank is Servicer under the Pooling and Servicing Agreement.

         2. The undersigned is duly authorized as required pursuant to the Pooling and Servicing Agreement to execute and deliver this Certificate to the Trustee.

         3. This Certificate is delivered pursuant to Section 3.05 of the Pooling and Servicing Agreement.

         4. A review of the activities of the Servicer during the twelve-month period ended June 30, 2005 was conducted under my supervision.

         5. Based on such review, the Servicer has, to my knowledge, fully performed all its obligations under the Pooling and Servicing Agreement throughout such twelve-month period and no material default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 6 below.

         6. The following is a description of each material default in the performance of the Servicer's obligations under the provisions of the Pooling and Servicing Agreement known to the undersigned to have been made during such period which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default:

                                            "None"


         IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 15th day of August 2005.


                                         /s/Douglas O. Hart
                                         Name:  Douglas O. Hart
                                         Title: Senior Executive Vice President